UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 17, 2011

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of The Gap, Inc. (“the Company”) on May 17, 2011 (“Annual Meeting”), the shareholders approved the amendment and restatement of the Company’s 2006 Long-Term Incentive Plan, to be known thereafter as the 2011 Long-Term Incentive Plan, (the “Plan”). The Plan permits grants of stock options, stock appreciation rights, restricted stock, unrestricted stock, performance units, performance shares and stock units to eligible participants. More details regarding the Plan are included in the Company’s definitive proxy statement for its Annual Meeting. A copy of the Plan was attached as Appendix A to the Company’s definitive proxy statement for its Annual Meeting and is incorporated herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2011, the Company held its Annual Meeting in San Francisco, California. As of March 21, 2011, the Company’s record date for the Annual Meeting, there were a total of 582,680,075 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 511,162,690 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	Election of the Directors nominated by the Board of Directors.

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending January 28, 2012.

3.	Approval of the amendment and restatement of The Gap Inc. 2006 Long-Term Incentive Plan.

4.	Approval, on an advisory basis, of the overall compensation of the Company’s named executive officers.

5.	Approval, on an advisory basis, of the frequency for an advisory vote on the overall compensation of the Company’s named executive officers.

Votes regarding the election of the director nominees were as follows:

Nominee	For	Withhold	Broker Non-Votes
Adrian D.P. Bellamy	478,057,992	4,886,818	28,217,880
Domenico De Sole	481,539,198	1,405,612	28,217,880
Robert J. Fisher	478,924,027	4,020,783	28,217,880
William S. Fisher	479,133,453	3,811,357	28,217,880
Bob L. Martin	479,969,651	2,975,159	28,217,880
Jorge P. Montoya	482,482,957	461,853	28,217,880
Glenn K. Murphy	477,530,366	5,414,444	28,217,880
Mayo A. Shattuck III	478,065,562	4,879,248	28,217,880
Katherine Tsang	482,361,336	583,474	28,217,880
Kneeland C. Youngblood	482,427,155	517,655	28,217,880

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 received the following votes:

For	Against	Abstain	Broker Non-Votes
505,113,176	5,967,065	82,449	0

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 was duly ratified.

The proposal to approve the amendment and restatement of The Gap, Inc. 2006 Long-Term Incentive Plan, to be known upon approval as The Gap, Inc. 2011 Long-Term Incentive Plan, received the following votes:

For	Against	Abstain	Broker Non-Votes
449,425,787	33,083,386	435,621	28,217,896

Based on the votes set forth above, the amendment and restatement of The Gap, Inc. 2006 Long-Term Incentive Plan, to be known upon approval as The Gap, Inc. 2011 Long-Term Incentive Plan, was approved.

The proposal to approve, on an advisory basis, the overall compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Votes
476,325,511	6,354,655	264,628	28,217,896

Based on the votes set forth above, the overall compensation of the Company’s named executive officers was approved.

The proposal to approve, on an advisory basis, the frequency for an advisory vote on the overall compensation of the Company’s named executive officers received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
457,341,864	783,190	24,448,806	370,934	28,217,896

Based on the votes set forth above, the shareholders recommended holding an advisory vote on the overall compensation of the Company’s named executive officers every year.

In accordance with the shareholders’ recommendation, the Company has determined that an advisory vote on the overall compensation of the named executive officers of the Company will be conducted every year, until the next shareholder advisory vote on the frequency of the advisory vote on the overall compensation of the named executive officers of the Company.

Item 9.01.	Exhibits.

10.1	2011 Long-Term Incentive Plan, filed as Appendix A to the Company’s definitive proxy statement for its annual meeting of shareholders held on May 17, 2011, Commission File No. 1-7562.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: May 19, 2011	By:	/s/ Michelle Banks
Michelle Banks
Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	2011 Long-Term Incentive Plan, filed as Appendix A to the Company’s definitive proxy statement for its annual meeting of shareholders held on May 17, 2011, Commission File No. 1-7562.